Exhibit 99.1

TechTarget Releases Preliminary Second Quarter 2008 Financial Results

Company Revises 2008 Annual Guidance
Second Quarter Conference Call Scheduled for August 13th

NEEDHAM, Mass., July 24, 2008 (BUSINESS WIRE) -- TechTarget, Inc. (NASDAQ: TTGT) today announced preliminary financial results for the second quarter ended June 30, 2008. The Company estimates total revenues for the second quarter to increase by approximately 20%, to approximately $29.4 million, compared to $24.6 million for the second quarter of 2007. The Company estimates online revenues for the second quarter to increase by approximately 28%, to approximately $20.8 million, compared to $16.3 million for the second quarter of 2007, and adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) to decrease by approximately 1%, to approximately $7.5 million, compared to $7.6 million for the second quarter of 2007.

Greg Strakosch, CEO of TechTarget, stated, "Our business remains fundamentally solid as evidenced by our revenue growth and our long term thesis is unchanged. As advertisers continue to focus on ROI, we continue to see ad dollars shift from broad media to targeted media, offline media to online media and non-measurable media to measurable media. We believe that we are the best positioned media company in the IT market to benefit from these trends. We believe that we are continuing to gain market share, however, due to the macroeconomic weakness in the U.S. and its impact on advertising spending, we believe it is prudent to reduce our guidance to reflect the current market conditions.”

Financial Guidance

The Company now expects 2008 annual revenue to be within the range of $108 and $112 million and adjusted EBITDA to be within the range of $25 and $27 million. The Company now expects its online revenue to grow between 24% - 30%. The Company’s previous annual guidance for 2008 revenue was between $118 and $122 million and for 2008 adjusted EBITDA was between $33 and $35 million.

The information shown above is preliminary. These estimated results are subject to the normal quarter-end accounting review.

Financial Results Call Scheduled for August 13th

TechTarget plans on providing second quarter 2008 financial results after the market close on Wednesday, August 13, 2008. In conjunction with the announcement, the Company's management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time on that day to discuss the Company's financial results.

Conference Call Dial-In Information:

-- US callers: (888) 713-4199

-- International callers: (617) 213-4861

-- Participant passcode (US and International): 44203165

Please access the call at least 10 minutes prior to the time the conference is set to begin.

-- Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PJVWNDMGT

-- Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

(Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

Conference Call Webcast Information:

This Webcast can be accessed at TechTarget's Web site at http://investor.techtarget.com/

Conference Call Replay Information:

A replay of the conference call will be available via telephone beginning August 13, 2008 at 6:30 p.m. ET through August 27, 2008 at 11:59pm ET.

For US callers to hear the replay, dial (888) 286-8010 and use the passcode 55515502

International callers dial (617) 801-6888 and also use the passcode 55515502.

A Web version will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This press release includes a discussion of adjusted EBITDA which is a non-GAAP financial measure and is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, may not be comparable to the definition as reported by other companies. We believe adjusted EBITDA, is relevant and useful information because it provides us and investors with an additional measurement to compare the Company's operating performance. This measure is part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings discussions and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting.

Forward Looking Statements

Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online Information Technology (IT) media company, provides IT companies with ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of over 50 technology-specific Web sites and over 6.6 million registered members, TechTarget is a primary Web destination for IT professionals researching which products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of vendor-sponsored Webcasts and Podcasts for the IT market. Its Web sites are complemented by numerous invitation-only events and two magazines. TechTarget provides proven lead generation and branding programs to over 1,100 advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

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